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                                                                    EXHIBIT 99.3



CONTACT:
Jerry Wong
POET Holdings, Inc.
(650) 286-4640
jwong@poet.com


      POET HOLDINGS, INC ANNOUNCES FOURTH QUARTER REVENUES OF $2.9 MILLION
                AND RECORD FISCAL YEAR REVENUES OF $10.6 MILLION


SAN MATEO, CALIF. -- FEBRUARY 22, 2000 -- POET Holdings, Inc (Neuer Markt: POXA) announced today revenues for the fourth quarter of fiscal 1999 of $2.9 million, and record fiscal revenues for the year ended December 31, 1999 of $10.6 million.

Revenues for the year ended December 31, 1999 were $10.6 million, an increase of approximately $1.7 million, or 19%, from revenues for the year ended December 31, 1998. Net loss for the year ended December 31, 1999 was $5.6 million or $0.79 per share, based on pro-forma weighted average shares outstanding of 7,071,000, compared to a net loss of $4.0 million or $0.72 per share, based on pro-forma weighted average shares outstanding of 5,575,000 for the year ended December 31, 1998. Revenues from the sale of products for the year ended December 31, 1999 increased $2.1 million, or 38%, from the year ended December 31, 1998.

Revenues for the quarter ended December 31, 1999 were $2.9 million, an increase of over $420,000, or 17%, from revenues for the same period in 1998. Net loss for the quarter ended December 31, 1999 was $1.3 million or $0.15 per share, based on pro-forma weighted average shares outstanding of 8,631,000, compared to a net loss of $921,000 or $0.16 per share, based on pro-forma weighted average shares outstanding of 5,649,000 for the same period in 1998. Revenues from the sale of products in the quarter ended December 31, 1999 increased $573,000, or 34%, from the same period in 1998. As planned, our contract with Novell has been fulfilled and our dependency on them was eliminated in the fourth quarter of 1999. In spite of this, revenues for the


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quarter ended December 31, 1999 increased $988,000, or 51% from the same period in 1998 when revenues attributable to Novell are excluded. In the fourth quarter of 1999, no single customer contributed more than 10% of total revenue.

                                    - more -

POET HOLDINGS ANNOUNCES FOURTH QUARTER/FY99 REVENUES 2

"We are very satisfied with the results from the fourth quarter and the annual results for 1999", said Dirk Bartels, president and CEO of POET Holdings. "The market introduction of our Business-to-Business eCatalog Suite, continued growing demand for internet solutions and a growing base of licensees for our database Suite give POET an excellent foundation for further growth in CY 2000 in particular driven by demand from Internet related projects."

POET Holdings, Inc. develops data management software and solutions that allow organizations to share, manage and manipulate complex information to facilitate effective business-to-business processes and information exchange over the Internet. POET's product offerings consist of the POET Object Server Suite database management system, and two Internet applications that incorporate the
Suite: the POET Content Management Suite and the POET eCatalog Suite.

ABOUT POET HOLDINGS, INC.

Founded in 1992, POET is a provider of innovative data management software for the Internet age. Organizations around the world, such as Ericsson LM, Fidelity Investments and General Dynamics, use POET's software to efficiently manage and share complex information. The company's object data management products are widely embedded in next generation packaged applications and smart devices, and its Internet applications enable XML-based content management and Business-to-Business information exchange.

POET Holdings maintains headquarters in San Mateo, California and Hamburg, Germany. For more information, visit the company at http://www.poet.com.

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                                       ###

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for products and services, development of markets for POET Holding's products and services, and other risks identified in POET Holding's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. POET Holdings undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The unaudited financial statements that follow should be read in conjunction with the notes set forth in POET Holding's Form S-1 filed with the United States Securities and Exchange Commission.


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                               POET HOLDINGS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             DECEMBER 31,
                                                       -----------------------
                                                         1999           1998
                                                       --------       --------
ASSETS
Current assets:
    Cash and equivalents                               $ 35,039       $  4,776
    Short term investments                                9,311             --
    Accounts receivable, net                              2,125          1,590
    Inventories and other current assets                    320            376
                                                       --------       --------
       Total current assets                              46,795          6,742
Property and equipment, net                                 581            538
Other assets                                                224            253
                                                       --------       --------
Total assets                                           $ 47,600       $  7,533
                                                       ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
    Accounts Payable                                   $    934       $    518
    Accrued Liabilities                                   2,057            956
    Deferred Revenue                                        845          2,197
    Current Portion of Debt                                 282            262
                                                       --------       --------
       Total current liabilities                          4,118          3,933
Long Term Obligation                                        418          2,906
Redeemable Convertible Preferred Stock                       --         15,913
Warrants                                                     --             83

Stockholders' equity (deficiency):
    Common Stock                                             11              1
    Additional Paid in Capital                           65,582          2,287
    Deferred Stock Compensation                            (927)        (1,237)
    Retained Earnings                                   (22,058)       (16,494)
    Accumulated other comprehensive income                  456            141
                                                       --------       --------
       Total stockholders' equity (deficiency)           43,064        (15,302)
                                                       ========       ========
Total liabilities and stockholders' equity             $ 47,600       $  7,533
(deficiency)
                                                       ========       ========


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                               POET HOLDINGS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                      YEAR ENDED                 QUARTER ENDED
                                                     DECEMBER 31,                 DECEMBER 31,
                                                -----------------------       ---------------------
                                                  1999           1998          1999          1998
                                                --------       --------       -------       -------
Revenues:
         Product                                $  7,812       $  5,668       $ 2,257       $ 1,684
         Consulting and Training                   1,505          1,819           292           464
         Support and Maintenance                   1,297          1,430           362           343
                                                --------       --------       -------       -------
Total Revenues:                                 $ 10,614       $  8,917       $ 2,911       $ 2,491

Cost of Revenues
         Products                                    295            295           125            92
         Consulting and training                   1,052          1,184           253           324
         Support and maintenance                   1,029          1,067           261           274
                                                --------       --------       -------       -------
         Total cost of revenues                    2,376          2,546           639           690
                                                --------       --------       -------       -------
Gross profit                                       8,238          6,371         2,272         1,801
Operating Expenses:
         Selling and marketing                     7,591          5,922         2,290         1,435
         Research and development                  3,221          2,612           869           717
         General and administrative                1,825          1,428           480           341
         Amortization of deferred stock
         compensation                                626             47           187            47
                                                --------       --------       -------       -------
         Total operating expenses                 13,263         10,009         3,826         2,540
                                                --------       --------       -------       -------
Operating loss                                    (5,025)        (3,638)       (1,554)         (739)
Other income (expense):
         Interest Expense                         (1,114)          (382)          (36)         (192)
         Interest Income and Other, net              567             45           324            10
                                                --------       --------       -------       -------
         Total other expense, net                   (547)          (337)          288          (182)
                                                --------       --------       -------       -------
Loss before income taxes                          (5,572)        (3,975)       (1,266)         (921)
Income taxes                                           8            (15)           --            --
                                                --------       --------       -------       -------
Net Loss                                        ($ 5,564)      ($ 3,990)      ($1,266)      ($  921)
                                                ========       ========       =======       =======

Basic and diluted net loss per share            ($  2.63)      ($  2.65)      ($ 0.35)      ($ 0.60)
                                                ========       ========       =======       =======
Shares used in computing basic and diluted
net loss per share                                 2,112          1,507         3,649         1,544
                                                ========       ========       =======       =======
Pro forma basic and diluted net loss  per
share                                           ($  0.79)      ($  0.72)      ($ 0.15)      ($ 0.16)
                                                ========       ========       =======       =======
Shares used in computing pro forma basic
and diluted net loss per share                     7,071          5,575         8,631         5,649
                                                ========       ========       =======       =======